Exhibit 99.1

ERF Wireless Implements Reverse Stock Split of Common Stock

LEAGUE CITY, TX--(Marketwired - Dec 18, 2013) - ERF Wireless (OTCBB: ERFBD) (OTCQB: ERFBD), a leading provider of enterprise-class wireless broadband products and services, announced today that, having received all required FINRA and stockholder approvals, and having been approved by the Board of Directors on December 2, 2013, the company has filed a Certificate of Amendment with the Secretary of State of Nevada and implemented a reverse stock split of its outstanding common stock in the ratio of 1 for 400 effective December 18, 2013.

The company's stockholders holding a majority of the company's voting power previously approved an amendment to the company's Articles of Incorporation to effect one or a series of forward or reverse splits of the company's common stock only for the express purpose, if required, in connection with attempting to obtain a listing on a national securities exchange. The stock splits were required to be at a ratio of not less than 2 and not greater than 400 with the exact ratio to be set within such range at the discretion of the Board of Directors, without further approval or authorization of the company's shareholders no later than October 1, 2014. The Board of Directors approved the final reverse split ratio of 1 for 400 on December 2, 2013, and also approved the rounding of fractional shares remaining after the reverse stock split to the nearest whole common share on a per shareholder basis, provided that any shareholders holding over ten (10) shares, but less than ninety-nine (99) shares after the reverse stock split will have their shares automatically rounded up to 100 shares.

The purpose of any reverse stock split is to attempt to increase the individual per share trading value of the company's common stock and reduce the number of shares issued and outstanding. The board believes that a decrease in the number of shares outstanding is likely to improve the trading price of the common stock, to make future access to a national market listing more likely attainable, to increase the marketability of its stock to potential new investors, and to improve its ability to attract institutional investors to hold company shares while decreasing the volatility of the stock price. These factors, as well as the extreme difficulty and expense that many of the company's stockholders are having at the current price in their attempt to comply with the penny stock rules at their brokerages, convinced the board that it was in the best interests of the company and its stockholders to implement the reverse split.

This reverse split will be effective with FINRA and in the marketplace at the open of business December 18, 2013. The company's trading symbol on December 18, 2013, will change to "ERFBD". Please note that the "D" will be removed 20 business days from that date and the symbol will revert to the original symbol of "ERFB." As a result of the reverse stock split, the company's issued and outstanding shares of common stock decrease from approximately 34.2 million pre-stock split shares to approximately 0.085 million post-split shares (prior to effecting the rounding described above).

Stockholders who are holding their shares in electronic form at their brokerage do not have to take any action as the effects of the reverse stock split will automatically be reflected in their brokerage accounts. Stockholders holding paper certificates are requested to send the certificates to the company's transfer agent at the address given below. The transfer agent will issue a new share certificate reflecting the terms of the reverse stock split to each requesting shareholder.

Olde Monmouth Stock Transfer Co., Inc.
Attention: Matthew J. Troster
200 Memorial Parkway
Atlantic Highlands, NJ 07716

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About ERF Wireless Inc.

ERF Wireless Inc. (OTCBB: ERFBD) (OTCQB: ERFBD) is a fully reporting public corporation located in League City, Texas, and is the parent company of Energy Broadband Inc., ERF Enterprise Network Services, ERF Wireless Bundled Services, ERF Wireless Messaging Services and ERF Network Operations. The company specializes in providing wireless and broadband product and service solutions to enterprise, commercial and residential clients on a regional, national and international basis. Its principals have been in the wireless broadband, network integration, triple-play FTTH, IPTV and content delivery business for more than 40 years. For more information, please visit our websites at http://www.erfwireless.com/ and http://www.energybroadband.com/ or call 281-538-2101. For information about the Oil and Gas communications services of Energy Broadband call 1-(888) 770-7052. (ERFBG)

Forward-Looking Information

The information in this release may contain forward-looking statements relating to anticipated or expected events, activities, trends or results. Forward-looking statements can be identified by the use of forward looking terminology such as "believes," "suggests," "expects," "may," "goal," "estimates," "should," "likelihood," "plans," "targets," "intends," "could," or "anticipates," or the negatives thereof, or other variations thereon, or comparable terminology, or by discussions of strategy or objectives. Because forward-looking statements relate to matters that have not yet occurred, these statements are inherently subject to risks and uncertainties. Forward-looking statements in this release include, without limitation, the Company's expectations of continued expansion into oil and gas markets and of our terrestrial broadband networks, along with other performance results. These statements are made to provide the public with management's current assessment of our business, and it should not be assumed that that the forward-looking statements will prove to be correct. Security holders are cautioned that such forward-looking statements involve risks and uncertainties. The forward-looking statements contained in this release are only as of the date hereof, and we expressly disclaim any obligation or undertaking to report any updates or revisions to any such statement to reflect any change in management's expectations or any change in events, conditions or circumstances on which any such statement is based, except as required by law. Certain factors may cause results to differ materially from those anticipated by some of the statements made in this release. Please carefully review our filings with the Securities and Exchange Commission as we have identified many risk factors that impact our business plan.

Contact:

ERF Wireless Inc.
Clareen O'Quinn
281-538-2101 ext. 113
coquinn@erfwireless.com

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